UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2020

QUANTUM COMPUTING INC.

(Exact name of registrant as specified in its charter)

Delaware	000-56015	82-4533053
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

215 Depot Court SE, Suite 215

Leesburg, VA 20175

(Address of Principal Executive Office) (Zip Code)

(703) 436-2161

(Registrant’s telephone number, including area code)

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 24, 2020 (the “Execution Date”), Quantum Computing Inc., a Delaware corporation (the “Company”), consummated the second and final closing (“Second Closing”) of a private placement offering (the “Offering”) whereby the Company entered into a Subscription Agreement (the “Subscription Agreement”) with an accredited investor (the “Investor”), pursuant to which the Investor purchased shares of the Company’s common stock, par value $0.0001 per share, in the amount of $12,000, for a total of 12,000 shares of Common Stock (the “Common Stock”), and Warrants to purchase 6,000 shares of Common Stock (the “Warrants”, and together with the Common Stock, the “Units”) at a purchase price of $1.00 per Unit (the “Purchase Price”).

Pursuant to the Subscription Agreement, the Investor is entitled to 50% Warrant coverage, such that the Investor received one Warrant for every two shares of Common Stock purchased. The Warrants are exercisable at a price of $2.00 per share, subject to adjustment from the date of issuance through August 24, 2025.

Following the Second Closing, the Board of Directors of the Company has determined to close the Offering to further investment. The aggregate Offering cash proceeds to the Company is approximately $342,000.

Item 1.01 of this Current Report on Form 8-K contains only a brief description of the material terms of the Subscription Agreement and the Warrants, and does not purport to be a complete description of the rights and obligations of the parties thereunder, and such descriptions are qualified in their entirety by reference to the full text of the Subscription Agreement and the Warrants, the forms of which have been previously filed and are incorporated herein by reference.

Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The applicable information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The applicable information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02. The Common Stock and the shares issuable pursuant to the Warrants were not registered under the Securities Act, but qualified for exemption under Section 4(a)(2) and/or Regulation D of the Securities Act. The securities were exempt from registration under Section 4(a)(2) of the Securities Act because the issuance of such securities by the Company did not involve a “public offering,” as defined in Section 4(a)(2) of the Securities Act, due to the insubstantial number of persons involved in the transaction, size of the offering, manner of the offering and number of securities offered. The Company did not undertake an offering in which it sold a high number of securities to a high number of investors. In addition, the investor had the necessary investment intent as required by Section 4(a)(2) of the Securities Act since the investor agreed to, and received, the securities bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, the Company has met the requirements to qualify for exemption under Section 4(a)(2) of the Securities Act.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.1	Form Subscription Agreement (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on August 3, 2020)
10.2	Form Warrant (incorporated herein by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the SEC on August 3, 2020)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

QUANTUM COMPUTING INC.

Dated: August 26, 2020	By:	/s/ Christopher Roberts
Christopher Roberts
Chief Financial Officer

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